Exhibit 99

BLACK HILLS CORPORATION ANNOUNCES BUYOUT OF
LAS VEGAS COGENERATION II POWER PLANT CONTRACT

RAPID CITY, SD—August 20, 2003—Black Hills Corporation (NYSE: BKH) today announced a definitive agreement to terminate an existing contract between its subsidiary, Las Vegas Cogeneration II, LLC, and Allegheny Energy Supply Company, LLC, a subsidiary of Allegheny Energy, Inc. (NYSE:AYE). Under the termination agreement, Allegheny Energy Supply will pay $114 million to Las Vegas Cogeneration II. The Company is currently evaluating the accounting treatment and earnings impacts resulting from the contract termination. The transaction is expected to close by the end of 2003, and is subject to the closing of Allegheny Energy Supply’s sale of a contract with the California Department of Water Resources, and completion of other factors customary to contract terminations. Proceeds from the termination agreement will be used to reduce debt or for other corporate purposes.

        The Company also announced that discussions are progressing with other interested parties for new long-term contract arrangements for the capacity and energy of Las Vegas Cogeneration II.

        Daniel P. Landguth, Chairman and CEO of Black Hills Corporation, said, “We are pleased to announce a positive resolution to issues surrounding our Las Vegas facility. We believe this contract buyout, when completed, will further enhance our financial position. This power plant possesses strong operating performance in a superb location, and we hope to enter into a new long-term contract yet this year.”

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company. Black Hills Energy, our non-regulated energy business group, generates electricity, produces natural gas, oil and coal and markets energy; Black Hills Power is our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company, offers bundled telephone, high speed Internet and cable entertainment services.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things: (1) unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due from counterparties, adverse changes in current or future litigation, adverse changes in the tariffs of the California Independent System Operator, market disruption and adverse changes in energy and commodity supply, volume and pricing and interest rates; (2) prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; (3) the State of California’s efforts to reform its long-term power purchase contracts; (4) impact of environmental and safety laws; (5) weather conditions; (6) competition; (7) pricing and transportation of commodities; (8) market demand, including structural market changes; (9) unanticipated changes in operating expenses or capital expenditures; (10) capital market conditions; (11) legal and administrative proceedings that influence Black Hills’ business and profitability; (12) the effects on Black Hills’ business of terrorist actions or responses to such actions; (13) the effects on Black Hills’ business resulting from the financial difficulties of Enron and other energy companies, including their effects on liquidity in the trading and power industry, and Black Hills’ ability to access the capital markets on the same favorable terms as in the past; (14) the effects on Black Hills’ business in connection with a lowering of Black Hills’ credit rating (or actions Black Hills may take in response to changing credit ratings criteria), including, increased collateral requirements to execute Black Hills’ business plan, demands for increased collateral by Black Hills’ current counter-parties, refusal by Black Hills’ current or potential counterparties or customers to enter into transactions with Black Hills and Black Hills’ inability to obtain credit or capital in amounts or on terms favorable to Black Hills; and (15) other factors discussed from time to time in Black Hills’ filings with the SEC.